UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2017

Rent-A-Center, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 801-1100

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Declassification of Board of Directors.

On December 21, 2017, Rent-A-Center, Inc. (the “Company”) issued a press release announcing its Board of Directors intention to submit a proposal to the Company’s stockholders at its 2018 Annual Meeting of Stockholders to amend the Company’s certificate incorporation to effect a declassification of its Board of Directors such that all directors will stand for election on an annual basis. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Revised Date for Submitting Stockholder Proposals

The Company previously disclosed in its definitive proxy statement relating to the Company’s 2017 Annual Meeting of Stockholders (the “2017 Proxy Statement”) that stockholders must present proposals for possible inclusion in the proxy statement related to the 2018 annual stockholders meeting by no later than December 25, 2017. The Company has subsequently determined that the 2017 Proxy Statement was released to the public three days later than anticipated at the time of its filing and, as a result, the Company has extended the date upon which stockholder proposals for possible inclusion into the proxy statement relating to the 2018 annual stockholders meeting can be submitted to no later than December 28, 2017. Stockholders are instructed to direct any proposals, as well as related questions, to Corporate Secretary, Rent-A-Center, Inc., 5501 Headquarters Drive, Plano, Texas 75024.

Item 9.01	Financial Statements and Exhibits

(d)  The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release issued on December 21, 2017 by Rent-A-Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: December 21, 2017

	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel and Secretary